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                        State of Delaware

                Office of the Secretary of State

              ------------------------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF
DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT
COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

     "REGAL MERGER LIMITED PARTNERSHIP", A DELAWARE LIMITED
PARTNERSHIP,

     WITH AND INTO "AIRCOA HOTEL PARTNERS, L.P." UNDER THE NAME OF "AIRCOA HOTEL PARTNERS, L.P.", A LIMITED PARTNERSHIP ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-NINTH DAY OF SEPTEMBER, A.D. 1997, AT 11:30 O'CLOCK A.M.






[SEAL]                              /s/ Edward J. Freel
                                   --------------------------
                                    Edward J. Freel,
                                    Secretary of State


2109833  8100M               AUTHENTICATION:   8676222

971326817                              DATE:   09-29-97


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                       CERTIFICATE OF MERGER

                 REGAL MERGER LIMITED PARTNERSHIP

                               into

                    AIRCOA HOTEL PARTNERS, L.P.

                 Pursuant to Section 17-211 of the

 Revised Uniform Limited Partnership Act of the State of Delaware

           AIRCOA Hotel Partners, L.P. (the "Partnership"), a limited partnership organized and existing under the Revised
Uniform Limited Partnership Act of the State of Delaware (the
"Act") hereby certifies that:

           FIRST: The name and state of organization of each of the constituent limited partnerships are Regal Merger Limited Partnership ("Regal"), a limited partnership organized and existing under the Act, and AIRCOA Hotel Partners, L.P., a limited partnership organized and existing under the Act.

           SECOND: An Agreement and Plan of Merger, dated as of May 2, 1997, among the Partnership, AIRCOA Hospitality Services, Inc., a Delaware corporation (the "General Partner"), Regal Hotel Management, Inc., a Delaware corporation (the "Parent"), and Regal was approved, adopted, certified, executed and acknowledged by each of Regal and the Partnership in accordance with subsection (b) of Section 17-211 of the Act.

           THIRD:    The name of the surviving limited partnership
is "AIRCOA Hotel Partners, L.P."


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           FOURTH: That this Certificate of Merger shall be
effective upon the filing hereof with the Secretary of State of the State of Delaware.

           FIFTH: An executed copy of the Agreement and Plan of Merger is on file at the offices of the Partnership at 5775 DTC
Boulevard, Englewood, Colorado 80111.

           SIXTH: A copy of the Agreement and Plan of Merger will be furnished by the Partnership, on request and without cost, to any unitholder of Regal or the Partnership.

           SEVENTH: The Certificate of Limited Partnership of the surviving limited partnership (the "Certificate") shall be the Certificate of Limited Partnership of the Partnership.

           EIGHTH: The surviving limited partnership is a limited partnership of the State of Delaware.

           IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 29th day of September, 1997, and is being filed in accordance with Section 17-212 of the Act.


                          AIRCOA HOTEL PARTNERS, L.P.

                          By  AIRCOA Hospitality Services, Inc.,
                                its General Partner

                          By: /s/ Douglas M. Pasquale
                             ----------------------------------
                               Name: Douglas M. Pasquale
                               Title: President/CEO

                          By: /s/ David C. Ridgley
                             ----------------------------------
                               Name: David C. Ridgley
                               Title: Sr. Vice President/CAO


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